SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-52356



                        Date of Report: November 7, 2007


                        SEAWAY VALLEY CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             20-5996486
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)


10-18 Park Street, 2d Floor, Gouverneur, NY                               13642
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(Address of principal executive offices)                              (Zip Code)


                                 (315) 287-1122
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               (Registrant's telephone number including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01         COMPLETION OF ACQUISITION OF ASSETS
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On November 7, 2007, WiseBuys Stores, Inc. ("WiseBuys"), a wholly-owned subsidiary of Seaway Valley Capital Corporation ("Seaway Valley"), purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, a New York corporation ("Hacketts"). Hacketts, one of the nation's oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware. At the time of the acquisition, Hacketts had locations in five towns in upstate New York: Ogdensburg, Potsdam, Watertown, Massena and Canton. Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear. Hacketts also carries domestics, home decor, gifts, seasonal merchandise and sporting goods. Hacketts full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.

In connection with the acquisition, WiseBuys will contribute all of its retail assets to Hacketts. Management intends to convert its five WiseBuys stores into the Hacketts model, close one Hacketts store, and operate all nine remaining stores under the Hacketts brand. After the store conversions and the closure, the Company will operate nine Hacketts locations - Canton, Gouverneur, Hamilton, Massena, Ogdensburg, Potsdam, Pulaski, Tupper Lake, and Watertown - all in New York.

The shares of Hacketts were purchased from Juliann Hackett Cliff, Patrick Hackett, Jr., and Norman V. Garrelts (the "Sellers"). Neither Seaway Valley nor WiseBuys had any prior relationship with any of the Sellers.

In exchange for the capital stock of Hacketts, WiseBuys paid a total of six million dollars ($6,000,000), as follows:

     o    $1,500,000 at closing;

     o Promissory notes in the aggregate amount of $500,000 due 270 days after closing;

     o Promissory notes in the aggregate amount of $1,000,000 due 365 days after closing;

     o Promissory notes in the aggregate amount of $500,000 due 450 days after closing; and

     o Promissory notes in the aggregate amount of $2,500,000 that accrue interest over the first three years, then require payment in equal annual instalments of accrued interest and principal over the following five years.

Each of the promissory notes has an interest rate of 8.0% and is personally guaranteed by Thomas Scozzafava, the Chief Executive Officer of Seaway Valley Capital Corporation. In addition, the notes due in 270, 365 and 450 days are secured by a pledge of the capital stock of Hacketts.

Also as part of the transaction, WiseBuys repaid certain Hacketts indebtedness of $493,609 held by Gordon Reid, the Chief Executive Officer of Giant Tiger. The Gordon Reid debt had mandatory "change of control" provisions that necessitated its repayment at the closing of the acquisition. WiseBuys also agreed to execute a guaranty in favour of Community Bank of approximately $1.9 million in debt owed by Hacketts to Community Bank.

In connection with the acquisition, Hacketts entered into executive employment agreements with each of the Sellers. Ms. Cliff's and Mr. Hacketts agreements have five year terms. Mr. Garrelts' agreement has a two year term. Each agreement provides for three years of non-competition after its termination.

As part of the transaction, WiseBuys agreed to reserve a five percent equity interest for the benefit of Hacketts management as part of a management incentive program. The details of the program have not yet been finalized, but it is anticipated that the stock reserved for Hacketts management shall be obtained by management via incentive stock options.

Approximately $1.5 million of the acquisition funding resulted from the sale of publicly traded securities held by WiseBuys' wholly owned subsidiary, the Seaway Valley Fund, LLC. The remaining funds were contributed by Seaway Valley Capital Corporation from the proceeds of its sale to Paul L. and Anaflor Graham of a Convertible Debenture in the principal amount of $500,000. The Convertible Debenture bears interest at 8% per annum, which is payable in the form of common stock issued by Seaway Valley. The interest and principal are due and payable on September 12, 2012. The holder may convert the principal and accrued interest into common stock of Seaway Valley at a conversion rate equal to the lesser of
(a) $0.024 per share or (b) 90% of the closing market price on the date immediately prior to the date of conversion. The Convertible Debenture may not, however, be converted into an amount of stock which would cause the holder's aggregate holdings to exceed 4.9% of Seaway Valley's outstanding shares.



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Audited financial statements of Patrick Hackett Hardware Company for the nine months ended September 30, 2007 and the year ended December 31, 2006 - to be filed by amendment

Pro Forma Financial Information showing the pro forma effect of the acquisition of Patrick Hackett Hardware Company on the Registrants financial condition and results of operations - to be filed by amendment.

Exhibits

     10-a Stock  Purchase  Agreement  dated May 24, 2007 among  Juliann  Hackett
          Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. - filed as an exhibit to the Current Report on Form 8-K filed on October 23, 2007 and incorporated by reference herein.

     10-b Amendment to Stock Purchase Agreement, dated September 18, 2007, among
          Juliann Hackett Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. - filed as an exhibit to the Current Report on Form 8-K filed on October 23, 2007 and incorporated by reference herein.

     10-c Convertible  Debenture  Agreement  dated  September 18, 2007 issued by
          Seaway Valley Capital Corporation and Paul L. and Anaflor Graham.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 29, 2007         SEAWAY VALLEY CAPITAL CORPORATION

                                  By: /s/ Thomas Scozzafava
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                                          Thomas Scozzafava
                                          Chief Executive Officer